EXHIBIT 99.1

BlackLine Announces Second Quarter Financial Results

LOS ANGELES, Aug. 05, 2021 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the second quarter ended June 30, 2021.

Marc Huffman, CEO, commented, “We delivered an outstanding second quarter with strong performances across the business. Our results continue to build on our market leadership and the momentum we’re experiencing from organizations prioritizing digital finance transformation.”

Second Quarter 2021 Financial Highlights

  Total GAAP revenues of $102.1 million for the second quarter of 2021, an increase of 23% compared to the second quarter of 2020.
  GAAP net loss attributable to BlackLine of $25.4 million, or $0.44 per share, on 58.2 million weighted average shares outstanding, which compares to a GAAP net loss attributable to BlackLine of $8.3 million in the second quarter of 2020.
  Non-GAAP net income attributable to BlackLine of $9.6 million, or $0.15 per share, on 62.2 million diluted weighted average shares outstanding. This compares with non-GAAP net income attributable to BlackLine of $11.9 million in the second quarter of 2020.
  Operating cash flow of $12.4 million, compared to $9.6 million in the second quarter of 2020.
  Free cash flow of $8.0 million, compared to $3.5 million in the second quarter of 2020.

Key Metrics and Recent Business Highlights

  Added 116 net new customers in the second quarter for a total of 3,598 customers at June 30, 2021.
  Expanded the company’s user base to 304,224 at June 30, 2021.
  Achieved a dollar-based net revenue retention rate of 106% at June 30, 2021.
  Recognized as a ‘Top 100 Software Companies for 2021’ by The Software Report.
  Named to Inc. Magazine’s ‘2021 Best Workplaces’ list.
  Expanded partner ecosystem to accelerate growth and increase customer value and announced joint partnership with Kyriba to streamline digitization of the office of the CFO.
  Awarded 2021 SAP® Pinnacle Partner of the Year in the Solutions Extension category and announced that BlackLine’s accounting automation solutions complement new Rise with SAP® offering.
  Achieved ISO/IEC 27017 cloud security certification.
  Announced that Marc Huffman was named a judge for the 2021 Forbes Cloud 100.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Third Quarter 2021

  Total GAAP revenue is expected to be in the range of $106.5 million to $107.5 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $7.0 million to $8.0 million, or $0.11 to $0.13 per share on 62.5 million diluted weighted average shares outstanding.

Full Year 2021

  Total GAAP revenue is expected to be in the range of $420 million to $423 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $28 million to $30 million, or $0.45 to $0.48 per share on 62.5 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt discount and issuance costs, the change in fair value of contingent consideration, acquisition-related costs, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m. Pacific time on Thursday, August 5, 2021. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 2985087. A telephonic replay will be available through Thursday, August 12, 2021 at (855) 859-2056 or (404) 537-3406, passcode 2985087. A replay of the webcast will be available at https://investors.blackline.com/ for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based solutions and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

Nearly 3,600 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore, and Sydney. For more information, please visit blackline.com

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the third quarter and full year of 2021, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, the impact of the COVID-19 pandemic on our business, our market and our industry, and the trends in our industry, including digital finance transformation.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; the impact of the COVID-19 pandemic and related measures taken by governments and private industry; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter end March 31, 2021 filed with the Securities and Exchange Commission on May 7, 2021 and the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 25, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on August 5, 2021 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (v) and free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenues adjusted for the amortization of acquired developed technology and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles and stock-based compensation. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, and legal settlement gains. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, acquisition-related costs, and legal settlement gains. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) attributable to BlackLine. Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt discount and issuance costs from our convertible notes, the change in the fair value of contingent consideration, acquisition-related costs, legal settlement gains, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by operating activities less cash flows used to purchase property and equipment, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on August 5, 2021 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of June 30, 2021.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
BlackLine
Alexandra Geller
Alex.geller@blackline.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$643,343	$367,413
Marketable securities	524,851	175,206
Accounts receivable, net of allowance	100,909	111,270
Prepaid expenses and other current assets	18,255	20,226
Total current assets	1,287,358	674,115
Capitalized software development costs, net	20,002	15,690
Property and equipment, net	11,517	13,239
Intangible assets, net	40,874	46,674
Goodwill	289,710	289,710
Operating lease right-of-use assets	7,911	8,708
Other assets	74,695	65,369
Total assets	$1,732,067	$1,113,505

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Accounts payable	$3,869	$3,150
Accrued expenses and other current liabilities	33,628	35,958
Deferred revenue	206,564	191,137
Short-term portion of operating lease liabilities	4,020	4,147
Short-term portion of contingent consideration	11,688	7,938
Total current liabilities	259,769	242,330
Operating lease liabilities	6,445	7,356
Convertible senior notes, net	1,081,942	407,032
Contingent consideration	18,722	15,552
Deferred tax liabilities	9,764	6,566
Deferred revenue, noncurrent	327	75
Other liabilities	25	-
Total liabilities	1,376,994	678,911

Redeemable non-controlling interest	18,032	12,524

Stockholders' equity:
Common stock	584	577
Additional paid-in capital	596,183	622,768
Accumulated other comprehensive income	244	376
Accumulated deficit	(259,970)	(201,651)
Total stockholders' equity	337,041	422,070

Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,732,067	$1,113,505

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Subscription and support	$95,170	$77,867	$186,825	$154,902
Professional services	6,952	5,405	14,153	10,968
Total revenues	102,122	83,272	200,978	165,870
Cost of revenues
Subscription and support	17,167	11,628	32,592	23,008
Professional services	6,405	5,115	12,870	9,800
Total cost of revenues	23,572	16,743	45,462	32,808
Gross profit	78,550	66,529	155,516	133,062
Operating expenses
Sales and marketing	49,182	41,826	97,611	86,611
Research and development	18,795	11,847	37,768	23,594
General and administrative	20,245	16,182	48,514	33,520
Total operating expenses	88,222	69,855	183,893	143,725
Loss from operations	(9,672)	(3,326)	(28,377)	(10,663)
Other income (expense)
Interest income	87	1,085	181	3,494
Interest expense	(15,668)	(5,741)	(30,472)	(11,426)
Other income (expense), net	(15,581)	(4,656)	(30,291)	(7,932)
Loss before income taxes	(25,253)	(7,982)	(58,668)	(18,595)
Provision for (benefit from) income taxes (a)	323	(41)	132	316
Net loss	(25,576)	(7,941)	(58,800)	(18,911)
Net loss attributable to non-controlling interest	(284)	(328)	(481)	(656)
Adjustment attributable to non-controlling interest	154	719	6,091	2,920
Net loss attributable to BlackLine, Inc.	$(25,446)	$(8,332)	$(64,410)	$(21,175)

Basic net loss attributable to BlackLine, Inc. per share:
Basic net loss attributable to BlackLine, Inc. per share	$(0.44)	$(0.15)	$(1.11)	$(0.38)
Shares used to calculate basic net loss per share	58,214	56,614	58,038	56,394
Diluted net loss attributable to BlackLine, Inc. per share:
Diluted net loss attributable to BlackLine, Inc. per share	$(0.44)	$(0.15)	$(1.11)	$(0.38)
Shares used to calculate diluted net loss per share	58,214	56,614	58,038	56,394

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. Such errors resulted in the $0.6 million ($0.01 per diluted share) understatement of net loss attributable to BlackLine, Inc. for the quarter ended June 30, 2020 and in the $0.5 million ($0.01 per diluted share) overstatement of net loss attributable to BlackLine, Inc. for the six months ended June 30, 2020. The Company corrected the cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to BlackLine, Inc.	$(25,446)	$(8,332)	$(64,410)	$(21,175)
Net loss and adjustment attributable to redeemable non-controlling interest	(130)	391	5,610	2,264
Net loss	(25,576)	(7,941)	(58,800)	(18,911)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,890	4,867	13,432	9,437
Change in fair value of contingent consideration	(782)	(221)	6,920	(76)
Amortization of debt discount and issuance costs	15,590	5,584	23,241	11,116
Stock-based compensation	17,065	12,616	31,859	22,072
Loss on extinguishment of convertible senior notes	—	—	7,012	—
Noncash lease expense	1,160	1,141	2,185	2,371
Accretion of purchase discounts on marketable securities, net	(37)	(111)	(70)	(634)
Net foreign currency (gains) losses	110	(864)	443	(38)
Deferred income taxes	47	149	54	162
Provision for doubtful accounts receivable	(18)	71	(26)	140
Changes in operating assets and liabilities
Accounts receivable	(11,311)	(7,742)	9,669	4,405
Prepaid expenses and other current assets	2,600	(1,017)	1,928	(2,516)
Other assets	(5,881)	(2,239)	(9,337)	(3,406)
Accounts payable	114	(1,931)	766	(678)
Accrued expenses and other current liabilities	435	2,314	(1,640)	(7,700)
Deferred revenue	13,346	6,079	15,679	4,781
Operating lease liabilities	(1,364)	(1,138)	(2,422)	(2,391)
Net cash provided by operating activities	12,388	9,617	40,893	18,134

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(424,877)	—	(733,814)	(116,400)
Proceeds from maturities of marketable securities	209,000	135,110	384,209	424,259
Proceeds from sales of marketable securities	—	13,959	—	25,959
Capitalized software development costs	(3,542)	(2,705)	(7,563)	(4,994)
Purchases of property and equipment	(626)	(1,072)	(1,722)	(2,224)
Purchases of intangible assets	-	(2,333)	-	(2,333)
Net cash provided by (used in) investing activities	(220,045)	142,959	(358,890)	324,267

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	(312)	—	1,128,794	—
Partial repurchase of convertible senior notes	—	—	(432,230)	—
Purchase of capped calls related to convertible senior notes	—	—	(102,350)	—
Proceeds from employee stock purchase plan	5,197	3,608	5,197	3,608
Proceeds from exercises of stock options	2,899	5,760	5,050	10,416
Acquisition of common stock for tax withholding obligations	(4,802)	(1,294)	(9,936)	(4,856)
Financed purchases of property and equipment	(252)	(56)	(421)	(225)
Net cash provided by financing activities	2,730	8,018	594,104	8,943

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	6	42	(204)	42
Net increase (decrease) in cash, cash equivalents, and restricted cash	(204,921)	160,636	275,903	351,386
Cash, cash equivalents, and restricted cash, beginning of period	848,737	311,252	367,913	120,502
Cash, cash equivalents, and restricted cash, end of period	$643,816	$471,888	$643,816	$471,888

Cash and cash equivalents at end of period	$643,343	$471,620	$643,343	$471,620
Restricted cash included within prepaid expenses and other current assets at end of period	208	18	208	18
Restricted cash included within other assets at end of period	265	250	265	250
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$643,816	$471,888	$643,816	$471,888

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Non-GAAP Gross Profit
Gross profit	$78,550	$66,529	$155,516	$133,062
Amortization of developed technology	670	176	1,335	351
Stock-based compensation	2,227	1,706	3,977	3,029
Total Non-GAAP Gross Profit	$81,447	$68,411	$160,828	$136,442
Gross margin	76.9%	79.9%	77.4%	80.2%
Non-GAAP gross margin	79.8%	82.2%	80.0%	82.3%

Non-GAAP Operating Income:
Loss from operations	$(9,672)	$(3,326)	$(28,377)	$(10,663)
Amortization of intangible assets	2,907	1,622	5,800	3,165
Stock-based compensation	17,065	12,616	31,859	22,072
Change in fair value of contingent consideration	(782)	(221)	6,920	(76)
Total non-GAAP operating income	$9,518	$10,691	$16,202	$14,498

Non-GAAP Net Income Attributable to BlackLine, Inc.
Net loss attributable to BlackLine, Inc.	$(25,446)	$(8,332)	$(64,410)	$(21,175)
Provision for (benefit from) income taxes	146	(72)	227	(88)
Amortization of intangible assets	2,907	1,622	5,800	3,165
Stock-based compensation	17,031	12,616	31,818	22,072
Amortization of debt discount and issuance costs	15,590	5,584	23,241	11,116
Change in fair value of contingent consideration	(782)	(221)	6,920	(76)
Adjustment to redeemable non-controlling interest	154	719	6,091	2,920
Loss on extinguishment of convertible senior notes	—	—	7,012	—
Total non-GAAP net income attributable to BlackLine, Inc.	$9,600	$11,916	$16,699	$17,934
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.16	$0.21	$0.29	$0.32
Shares used to calculate basic non-GAAP net income per share	58,214	56,614	58,038	56,394
Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.15	$0.20	$0.27	$0.30
Shares used to calculate diluted non-GAAP net income per share	62,165	60,594	62,511	60,057

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$49,182	$41,826	$97,611	$86,611
Amortization of intangible assets	(1,759)	(968)	(3,509)	(1,937)
Stock-based compensation	(5,861)	(5,577)	(11,112)	(9,970)
Total non-GAAP sales and marketing expense	$41,562	$35,281	$82,990	$74,704

Non-GAAP Research and Development Expense:
Research and development expense	$18,795	$11,847	$37,768	$23,594
Stock-based compensation	(2,865)	(1,735)	(5,476)	(2,964)
Total non-GAAP research and development expense	$15,930	$10,112	$32,292	$20,630

Non-GAAP General and Administrative Expense:
General and administrative expense	$20,245	$16,182	$48,514	$33,520
Amortization of intangible assets	(478)	(478)	(956)	(877)
Stock-based compensation	(6,112)	(3,598)	(11,294)	(6,109)
Change in fair value of contingent consideration	782	221	(6,920)	76
Total non-GAAP general and administrative expense	$14,437	$12,327	$29,344	$26,610

Total Non-GAAP Operating Expenses	$71,929	$57,720	$144,626	$121,944

Free Cash Flow
Net cash provided by operating activities	$12,388	$9,617	$40,893	$18,134
Capitalized software development costs	(3,542)	(2,705)	(7,563)	(4,994)
Purchases of property and equipment	(626)	(1,072)	(1,722)	(2,224)
Financed purchases of property and equipment	(252)	(56)	(421)	(225)
Purchases of intangible assets	—	(2,333)	—	(2,333)
Free cash flow	$7,968	$3,451	$31,187	$8,358

(a) During the third quarter of 2020, the Company identified that, commencing in 2019, it had incorrectly calculated its quarterly adjustment to the carrying value of its redeemable non-controlling interest with a corresponding impact to net loss attributable to BlackLine, Inc., adjustment attributable to non-controlling interest, and basic and diluted net loss per share attributable to BlackLine, Inc. Such errors resulted in the $0.6 million ($0.01 per diluted share) understatement of net loss attributable to BlackLine, Inc. for the quarter ended June 30, 2020 and in the $0.5 million ($0.01 per diluted share) overstatement of net loss attributable to BlackLine, Inc. for the six months ended June 30, 2020. The Company corrected the cumulative impact of such prior-period errors as an out-of-period adjustment in the quarter ended September 30, 2020.